                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        UNITED PARK CITY MINES COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

             [LOGO OF UNITED PARK CITY MINES COMPANY APPEARS HERE]

                                 P. O. BOX 1450
                             Park City, Utah 84060
                           TELEPHONE: (801) 649-8011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 1995

To the Stockholders:

  The annual meeting ("Meeting") of stockholders of UNITED PARK CITY MINES COMPANY ("Company") will be held at the Red Lion Hotel, 255 South West Temple Street, Salt Lake City, Utah, on Tuesday, May 23, 1995, commencing at 10:00 A.M. (Mountain Time) for the following purposes:

  1. To elect four directors to the Board of Directors;

  2. To (i) approve an Amendment to the Company's Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock,
     (ii) provide for a reverse stock split of the Common Stock of the Company on a one-for-twenty (1:20) basis, and (iii) provide for the combination of fractional shares which result from the reverse stock split, sale of the combined fractional shares on the open market, and payment in cash from the proceeds from such sale of combined fractional interests to affected stockholders in lieu of issuing fractional shares; and

  3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 30, 1995, as the record date for the determination of stockholders entitled to notice of the Meeting. All stockholders of record of the Company at that time will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those stockholders entitled to vote will be available for inspection ten days prior to the Meeting at the Company's principal executive offices located approximately 1 1/2 miles south of Park City, Utah, on Highway 224.

  Stockholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

                                          By Order of the Board of Directors,

                              [SIGNATURE OF EDWIN L. OSIKA, JR. APPEARS HERE]
                                          Edwin L. Osika, Jr.
                                          Secretary

Park City, Utah
March 31, 1995

  THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT STOCKHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.

                         UNITED PARK CITY MINES COMPANY

                                 P. O. BOX 1450
                             PARK CITY, UTAH 84060
                           TELEPHONE: (801) 649-8011

                                                                  March 31, 1995

                                PROXY STATEMENT

                               PROXY SOLICITATION

  This statement is furnished in connection with the solicitation by the Board of Directors of United Park City Mines Company, a Delaware corporation ("Company"), of proxies to be voted at the Company's annual meeting of stockholders ("Meeting") to be held on May 23, 1995. This proxy statement and form of proxy are being sent to stockholders on approximately March 31, 1995.

  If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted "FOR" the election of the named directors and "FOR" management's proposal to effect a one-for-twenty (1:20) reverse stock split. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later dated proxy, or by voting in person at the meeting.

                        PERSONS MAKING THE SOLICITATION

  The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so.

                         STOCKHOLDERS ENTITLED TO VOTE

  The only shares that may be voted are the 54,006,503 shares of the Company's common stock ("Common Stock") outstanding on March 31, 1995, the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Each share is entitled to one vote.

                               PROPOSAL NUMBER 1
               TO ELECT FOUR DIRECTORS TO THE BOARD OF DIRECTORS

  The four persons named below are currently directors of the Company and have been nominated to stand for election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

   NAME                     AGE                           POSITION
   Alan L. Gordon..........  60 Director
   Joseph S. Lesser........  66 Director
   Edwin L. Osika, Jr......  48 Executive Vice President, Secretary, Treasurer, and Director
   William H. ("Hank")
    Rothwell...............  47 President, Chief Executive Officer, and Director

  Mr. Gordon has served as a director since October 1990. Since 1973, Mr. Gordon has been Vice President and Treasurer of Loeb Partners Realty, a real estate company in New York, New York. He also holds an interest in Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management." From 1982 through 1986, Mr. Gordon was Managing Trustee of the Florida Gulf Realty Trust, a real estate investment trust, which sold all of its assets and distributed the proceeds therefrom to its stockholders in 1986.

  Mr. Lesser has been a director of the Company since August 1985. Since 1979, he has been general partner of Loeb Partners Realty, a real estate investment company in New York, New York. He is also Managing Partner of Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management." From 1973 to 1986 he was a Trustee of the Florida Gulf Realty Trust, a real estate investment trust, which sold all of its assets and distributed the proceeds therefrom to its stockholders in 1986.

  Mr. Osika has served as Secretary and Treasurer of the Company since 1981, as Vice President since 1983, and as Executive Vice President since December 1988. Mr. Osika has been a director since October 1986.

  Mr. Rothwell has served as President, Chief Executive Officer, and a director of the Company since September 1, 1991. For the prior eight years, Mr. Rothwell was Executive Vice President of Salt Lake Investment Company, a real estate development company in Salt Lake City, Utah. Mr. Rothwell has also been a consultant in the real estate development industry for approximately sixteen years as President of Rothwell Company, a real estate development and consulting company in Salt Lake City, Utah. From 1987 through 1990, Mr. Rothwell was a member of the Board of Directors of Crossland Savings-FSB, Salt Lake City, Utah. Mr. Rothwell was awarded the Certified Commercial Investment Member ("CCIM") designation in 1979 and the Counselor of Real Estate ("CRE") designation in 1984.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

                               PROPOSAL NUMBER 2
              AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT
                             A REVERSE STOCK SPLIT

  The Board of Directors of the Company has concluded that it would be advisable to (i) amend the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock (the "Amendment", a copy which is attached hereto as Appendix A), (ii) effect a one-for-twenty (1:20) reverse stock split of the Company's presently issued shares of Common Stock, and (iii) provide for the combination of fractional shares, sale of such combined fractional shares on the open market and payment of cash (based upon stockholders' proportionate holdings) to the affected stockholders from the sale of such combined fractional shares issuable in connection therewith, all of which shall be one proposal ("the Proposal") submitted to a vote of stockholders. The vote will be taken for or against the Proposal so that all three elements are considered in one vote. The proposed Amendment was adopted by the Company's Board of Directors and is subject to approval by the Company's stockholders.

  Upon approval of the Proposal and filing of the Amendment with the State of
Delaware:

  1. The number of authorized shares of Common Stock will be reduced from 75,000,000 shares to 3,750,000 shares.

  2. The reverse stock split of the Company's existing Common Stock will occur and result in one (1) share of post-split Common Stock, $0. 01 par value ("New Common Stock"), being received by a stockholder in exchange for each twenty (20) presently issued and outstanding shares of Common Stock held by such stockholder on the date on which the Amendment is filed. Accordingly, the number of outstanding shares of Common Stock will be reduced from 54,032,399 shares to approximately 2,701,620 shares (subject to minor adjustment due to fractional shares).

  3. Fractional shares which are generated from the reverse stock split will be combined, sold on the open market and payment in cash (based upon each stockholder's proportionate holdings of fractional shares) from the sale of such combined fractional shares will be made to affected stockholders.

  The New Common Stock issued pursuant to the reverse split will be fully paid and non-assessable. The voting rights and other rights that accompany Common Stock will not be altered by the Amendment. Except for the conversion of the fractional shares, the proposed reverse stock split would not affect any stockholder's proportionate equity interest in the Company.

  The Company is presently authorized to issue 75,000,000 shares of Common Stock, $0.01 par value, of which 54,032,399 shares were issued and outstanding at the close of business on February 17, 1995. The Amendment will not change the par value of Common Stock. The only effect on the Company's financial statements will be a reclassification of the capital accounts on the Company's Balance Sheet.

  The following table illustrates the principal effects of the proposed reverse stock split on the Company's Common Stock:

                                      PRIOR TO PROPOSED REVERSE     AFTER PROPOSED
   NUMBER OF SHARES OF COMMON STOCK          STOCK SPLIT          REVERSE STOCK SPLIT
   --------------------------------   ------------------------- -----------------------
   Authorized..................               75,000,000                3,750,000
   Issued......................               54,032,399                2,701,620 (1)
   Available for future
    issuance...................               20,967,601                1,048,380 (1)
                                      PRIOR TO PROPOSED REVERSE     AFTER PROPOSED
          FINANCIAL DATA (2)               STOCK SPLIT (2)      REVERSE STOCK SPLIT (1)
          ------------------          ------------------------- -----------------------
   Stockholder's equity:
     Common stock issued.......             $    540,324             $     27,016
     Capital in excess of par
      value....................             $ 30,612,878             $ 31,126,186
     Accumulated deficit.......             $(15,668,893)            $(15,668,893)
     Less cost of treasury
      stock....................             $   (183,784)            $   (183,734)
   Total Stockholders equity...             $ 15,300,525             $ 15,300,525
   Common stock par value per
    share......................             $       0.01             $       0.01
   Book value per share........             $       0.28             $       5.66
   Net loss per common share...             $      (0.01)            $      (0.26)

--------
(1) Subject to minor adjustment due to fractional shares.
(2) Based upon audited financial information for the year ended December 31, 1994.

REASONS FOR PROPOSED REVERSE STOCK SPLIT

  The Board of Directors of the Company is of the opinion that the current price per share of the Company's Common Stock has a tendency to diminish the effective marketability of such stock because of the reluctance of many leading brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of such policies and practices pertain to the payment of broker's commissions and to time consuming procedures that operate to make the handling of lower-priced stocks unattractive to brokers from an economic perspective. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks since the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The foregoing factors adversely affect the price and liquidity of the Common Stock, and could also affect the Company's ability to raise additional capital through a sale of equity securities. While the Company may pursue attempts to raise additional equity capital through a sale of equity securities at some future time following the reverse stock split, there are no plans to raise such additional capital and there can be no assurance that additional capital can be raised on terms acceptable to the Company, even if the reverse stock split is approved.

  The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split, and the anticipated corresponding increased price per share will stimulate interest in the Company's New Common Stock and possibly promote greater liquidity for the Company's stockholders with respect to those shares held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding after the proposed reverse stock split.

  The Board of Directors is also hopeful that the proposed reverse stock split will result in a price level for the shares that would mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's stock. However, there can be no assurance that the proposed reverse stock split will achieve the desired results which have been outlined above, nor can there be any assurance that any increased price per share of the New Common Stock immediately after the proposed reverse stock split will be sustained for any prolonged period of time. In addition, the reverse stock split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

  The Board of Directors believes that the reverse stock split, if completed, will also decrease the Company's administrative expenses due to lower ongoing state franchise tax expenses, and possibly lower transfer agent fees and reduced stockholder communication expenses. However, there can be no assurance that such result will occur.

  Management of the Company is not aware of any present efforts by any person or persons to accumulate Common Stock in order to obtain control of the Company and the proposed reverse stock split is not intended to be an anti-takeover device. The approval of the Proposal is being sought simply to enhance the image of the Company and to price the New Common Stock in a price range more acceptable to the brokerage community and to investors.

EXCHANGE OF STOCK CERTIFICATES

  If the Proposal is approved by the Company's stockholders, the Company plans to file the Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after such approval. The Board of Directors may, at its sole option and prerogative, delay filing of the Amendment for up to twelve months following stockholder approval without resoliciting such stockholder approval. However, it is not anticipated that the Board of Directors will delay filing the Amendment. The reverse stock split will become effective on the date of filing of the Amendment (the "Effective Date") and stockholders will be notified, as soon as practicable after the Effective Date, that the reverse stock split has been effected. The Transfer Agent for the Company's Common Stock, First Chicago Trust Company of New York, will act as the Exchange Agent ("Exchange Agent") on behalf of holders of Common Stock in implementing the exchange of their certificates.

  As soon as practicable after the Effective Date, stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. If shares are not presented, then the shares will be exchanged at the first time they are presented for transfer. One (1) share of New Common Stock will be issued in exchange for twenty (20) presently issued and outstanding shares of the Company's Common Stock. Beginning with the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New Common Stock, and, to the extent a shareholder holds a number of shares not evenly divisible by twenty (20), those fractional interests will be combined, sold on the open market and the proceeds from such sale of combined fractional interests distributed proportionately to affected stockholders when they surrender their certificates of Common Stock for New Common Stock to the Exchange Agent.

  No scrip or fractional certificates will be issued in connection with the proposed reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described above.

  Under the escheat laws of the various governing jurisdictions, sums due for fractional interests which are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdictions. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain those funds directly from the state to which they were paid.

EFFECT UPON OUTSTANDING OPTIONS

  The provisions of the outstanding stock options granted to the President and Executive Vice President under the Company's stock option plan provide that, in the event of a decrease or an increase in the number of authorized shares of the Company's Common Stock, the number of shares of stock with respect to which the option may be exercised shall be proportionately decreased or increased and the purchase price per share shall be proportionately increased or decreased. Accordingly, if the Proposal is approved, the aggregate number of shares to be issued pursuant to outstanding options will be reduced from 750,000 shares of Common Stock to 37,500 shares of New Common Stock and the purchase price per share of each option share will be increased from $0.3437 per share of Common Stock to $6.875 per share of New Common Stock.

NO DISSENTER'S RIGHTS

  Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Proposal to effect the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES

  A summary of the federal income tax consequences of the proposed reverse stock split is set forth below. The following discussion is based upon present federal tax laws and does not purport to be a complete discussion of such consequences. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed reverse stock split on their individual tax status.

  The proposed reverse stock split will be a tax-free recapitalization to the Company and its stockholders to the extent that shares of presently issued and outstanding Common Stock are exchanged for shares of New Common Stock.

  The shares of New Common Stock issued to each stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by such stockholder immediately prior to the reverse stock split, reduced by the basis of the fractional interests, if any, which result from the reverse stock split.

  A stockholder's holding period for shares of New Common Stock will include the holding period for shares of Common Stock exchanged therefor, provided that the shares of Common Stock were capital assets held by such stockholder.

  Stockholders who receive cash for their fractional interests will recognize a gain or loss for federal income tax purposes as a result of the disposition of their fractional interests equal to the difference between the sales price and the basis for the fractional shares. Stockholders who do not receive any fractional interests will not recognize any gain or loss for federal income tax purposes as a result of the proposed reverse stock split.

VOTE REQUIRED AND RESERVATION OF RIGHTS

  Under Delaware law, approval of the Proposal requires the affirmative vote of at least a majority of the outstanding shares of Common Stock. Approval of the Proposal will authorize the Board of Directors to file the Amendment and effect the reverse stock split. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split, if at any time prior to filing the Amendment, the Board of Directors, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. In addition, the Board of Directors reserves the right to delay filing of the Amendment for up to twelve months following receipt of stockholder approval of the Proposal at the Meeting. However, it is not anticipated that the Board of Directors will terminate the reverse stock split or delay filing the Amendment. At the current time, it is the intent of the Board of Directors to proceed with the reverse stock split as herein presented.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding the compensation for the Company's Chief Executive Officer for the last three fiscal years. No other executive officer received total annual salary and bonus in excess of $100,000 during the three years presented.

                                                    ANNUAL        LONG-TERM
                                                 COMPENSATION   COMPENSATION
                                                 ------------ -----------------
   NAME AND PRINCIPAL POSITION              YEAR    SALARY         OPTIONS
   ---------------------------              ---- ------------ -----------------
   William H. ("Hank") Rothwell............ 1994   $121,844   666,667 Shares (1)
   President, Chief Executive Officer...... 1993   $102,846
                                            1992   $ 95,841

--------
(1) Mr. Rothwell has been employed by the Company as its President and Chief Executive Officer since September 1, 1991. The Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 666,667 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation expense was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  During the last fiscal year, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 666,667 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.

  Also during the last fiscal year, the Company granted an incentive stock option under the Company's stock option plan to the Executive Vice President of the Company for 83,333 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted the Executive Vice President. No compensation was recorded at the time of the grant of the option because the exercise price was equal to the value of the stock on the date of the grant.

  No grants of stock appreciation rights ("SAR") were made in the last fiscal year to any of the executive officers of the Company.

  The following table sets forth information regarding option/SAR grants in the last fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                              NUMBER OF
                              SECURITIES   PERCENTAGE OF
                              UNDERLYING  TOTAL OPTIONS/  EXERCISE OR
                             OPTIONS/SARS SARS GRANTED TO BASE PRICE
                               GRANTED     EMPLOYEES IN     ($/SH)    EXPIRATION
           NAME                  (1)        FISCAL YEAR   (2),(3),(4)    DATE
           ----              ------------ --------------- ----------- ----------
Hank Rothwell, President...    666,667         88.9%        $0.3437   6/27/2004
Edwin L. Osika, Jr., Execu-
 tive Vice President.......     83,333         11.1%        $0.3427   8/02/2004

--------

(1) All of the options have vested and all of the options are currently exercisable.
(2) The exercise price of the options is fixed and is not adjustable over the life of the options.
(3) Other than an anti-dilution provision, the options contain no provision that could cause the exercise price to be lowered.
(4) The exercise price of each option is based upon the closing price of the Company's stock on the New York Stock Exchange on the date that the option was granted.

FISCAL YEAR END OPTION VALUE

  No options were exercised during the year ended December 31, 1994. The following table sets forth information regarding the number and value of unexercised options held by the Company's Chief Executive Officer as of December 31, 1994.

                                                           VALUE OF UNEXERCISED
                                                               IN-THE-MONEY
                            NUMBER OF UNEXERCISED OPTIONS         OPTIONS
             NAME               AT DECEMBER 31, 1994       AT DECEMBER 31, 1994
             ----           ----------------------------- -----------------------
   William H. ("Hank")
    Rothwell...............  666,667 Shares Exercisable   $20,867 Exercisable (1)
                             0 Shares Unexercisable       $0 Unexercisable

--------
(1) The closing price of United Park's common stock on December 31, 1994 was 37.5c per share, 3.13c per share greater than the exercise price of 34.37c per share.

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  No awards under any long term incentive plan were made to the named executive officers during the last fiscal year.

COMPENSATION OF DIRECTORS

  The Directors of the Company receive no compensation for their services as Directors.

EMPLOYMENT AGREEMENT

  During the second quarter of 1994, the Company entered into a three-year employment agreement ("Agreement") with William H. ("Hank") Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The Agreement provides for an initial annual base salary of $112,000, which is to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provides for incentive payments tied to the profitability of certain projects undertaken by the Company. The Company paid Mr. Rothwell $13,000 upon signing the Agreement. Under the Agreement, the Company also granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 666,667 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.

  No incentive payment was paid to Mr. Rothwell during the year ended December 31, 1994 under this Agreement or any other agreement.

REPORT ON REPRICING OF OPTION/SARS

  The Company has not adjusted or amended the exercise price of stock options previously awarded to the named executive officers.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of March 14, 1995, the names of those persons known to the Company to beneficially own more than 5% of the outstanding common stock of the Company. The percentages are calculated on the basis of the 54,006,503 shares outstanding plus 750,000 shares under presently exercisable options for a total of 54,756,503 shares.

                                                      SHARES
                                                   BENEFICIALLY
   NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED     PERCENT OF CLASS
   ------------------------------------            ------------ ----------------
   Loeb Group (1).................................  38,675,300       70.63%
   61 Broadway
   New York, NY 10006
   Loeb Investors Co. XL (2)......................  32,845,380       59.98%
   61 Broadway
   New York, NY 10006

(1) The Loeb Group consists of (a) Loeb Investors Co. XL, beneficial owner of 32,845,380 shares; (b) John L. Loeb, beneficial owner directly of 123,833 shares in addition to shares held through his ownership in Loeb Investors Co. XL; (c) John L. Loeb, Jr., beneficial owner directly of 1,031,806 shares in addition to shares held through his ownership in Loeb Investors Co. XL; (d) Zilkha & Sons, Inc., beneficial owner of 2,337,145 shares; and
    (e) Zilkha Energy Company, beneficial owner of 2,337,136 shares. Although the members of the Loeb Group, identified above, report together as a group, they independently vote their shares of the Company's common stock.
(2) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such, he has sole voting and disposition power with respect to such shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 14, 1995, the number of shares of common stock of the Company beneficially owned by each officer and director and all officers and directors as a group. The percentages are calculated on the basis of the 54,006,503 shares outstanding plus 750,000 shares under presently exercisable options for a total of 54,756,503 shares.

                                                      SHARES
                                                   BENEFICIALLY
              NAME OF BENEFICIAL OWNER                OWNED     PERCENT OF CLASS
              ------------------------             ------------ ----------------
   Alan L. Gordon (1).............................      35,730    Less than 1%
   Joseph S. Lesser (2)...........................  32,845,380          59.98%
   Edwin L. Osika, Jr. (3)........................      85,225    Less than 1%
   William H. ("Hank") Rothwell (4)...............     666,667           1.21%
   All Directors and Officers (4 persons) (5).....  33,597,272          61.36%

--------
(1) These shares are held by Loeb Investors Co. XL. Mr. Gordon indirectly owns 35,730 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares.
(2) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser indirectly owns 592,013 of these shares through his ownership of an interest in Loeb Investors Co. XL, and he also has a presently exercisable option to acquire an additional 650,000 shares from Loeb Investors Co. XL. Mr. Lesser is the Managing Partner of Loeb Investors Co. XL, a general partnership, and as such, he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL.
(3) These shares include 1,892 shares owned by Edwin L. Osika, Jr., plus 83,333 shares under a presently exercisable option to Mr. Osika.
(4) Mr. Rothwell beneficially owns 666,667 shares under a presently exercisable option.
(5) The 33,597,272 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 32,845,380 shares; Edwin L. Osika, Jr., 85,225 shares, and William H. ("Hank") Rothwell, 666,667 shares.

                         BOARD COMMITTEES AND MEETINGS

  The Board of Directors of the Company has one standing committee, the Audit Committee. The Board of Directors does not have a nominating or compensation committee or committees that perform similar functions. The Audit Committee of the Board of Directors is composed of Mr. Alan L. Gordon and Mr. Joseph S. Lesser. The Audit Committee is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors and reviewing certain activities of the independent auditors and their reports and conclusions. The Audit Committee met once during 1994 and all of the members were present.

  During the year ended December 31, 1994, the Board of Directors held two regular meetings and two special meetings. Each incumbent director attended more than 75% of the meetings of the Board of Directors held in 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand to be independent public accountants to the Company for the year ended December 31, 1995. Coopers & Lybrand served as the Company's independent public accountants for the year ended December 31, 1994 and has so served for each year since 1977.

  It is expected that representatives of Coopers & Lybrand will attend the Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Proposals to be included in the Company's Proxy Statement prepared in connection with its 1996 annual meeting of stockholders must be received by the Company no later than November 30, 1995 in order to be considered for inclusion. The Board of Directors will review any proposal that is received by that date and determine whether it is a proper proposal to present to the 1996 annual meeting of stockholders.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the Meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment. The Board of Directors may read the minutes of the 1994 Annual Meeting of Stockholders and make reports. However, stockholders will not be requested to approve or disapprove such minutes or reports.

  In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors,

[SIGNATURE OF EDWIN L. OSIKA, JR. APPEARS HERE]
Edwin L. Osika, Jr.,
Secretary

Park City, Utah
March 31, 1995

                                                                      APPENDIX A

                                  AMENDMENT TO
                        UNITED PARK CITY MINES COMPANY'S
                          CERTIFICATE OF INCORPORATION

RESOLVED, that the Restated Certificate of Incorporation of the Company be amended by changing Article IV so that, as amended, said Article IV shall read in its entirety as follows:

                                   ARTICLE IV

  CAPITALIZATION: The total number of shares of capital stock that the corporation shall have authority to issue is three million, seven hundred fifty thousand (3,750,000) shares of common stock, each having a par value of $0.01. Upon the filing of the Amendment to the Restated Certificate of Incorporation of the corporation with respect hereto, every twenty (20) shares of the corporation's common stock outstanding immediately prior to such time shall, without any action on the part of the respective holders thereof, be converted into one (1) share of common stock.

                          UNITED PARK CITY MINES COMPANY
        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 23, 1995

P The undersigned stockholder of UNITED PARK CITY MINES COMPANY ("Company") hereby appoints William H. Rothwell and Edwin L. Osika, Jr., or either of
R them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the
O undersigned as of the close of business on March 30, 1995, which the undersigned is entitled to vote at the Annual Meeting of Stockholders
X ("Meeting") to be held on Tuesday, May 23, 1995, at the Red Lion Hotel, 255 South West Temple Street, Salt Lake City, Utah, commencing at 10:00 A.M.
Y (Mountain Daylight Time), and at any and all adjournments thereof, upon all matters properly coming before the Meeting.

   COMMENTS:                               CHANGE OF ADDRESS:

   -------------------------               -------------------------

   -------------------------               -------------------------

   -------------------------               -------------------------

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    SEE REVERSE
                                                                       SIDE

[X]  PLEASE MARK YOUR                                                    1843
     VOTES AS IN THIS
     EXAMPLE.
-------------------------------------------------------------------------------
                                         FOR          WITHHELD
1. Election of                           [ ]            [ ]
   Directors

   Nominees: Alan L. Gordon
             Joseph S. Lesser
             Edwin L. Osika, Jr.
             William H. ("Hank") Rothwell

For, except vote withheld from the following nominee(s):

________________________________________________________

2. Approve Reverse Stock Split as        FOR           AGAINST
   presented in the Proxy Statement.     [ ]             [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may come before the Meeting.
-------------------------------------------------------------------------------

                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE EVENT THAT NO DESIGNATION (I.E. "FOR," "WITHHELD," "AGAINST,") IS MADE, THE PROXIES NAMED ON THE REVERSE SIDE HEREOF INTEND TO VOTE THE SHARES TO WHICH THIS PROXY RELATES "FOR" ITEM 1 AND 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

SIGNATURE(S) _________________________ Date ___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator or guardian, please give full title as such.